DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate to Accompany
Restated Articles
(PURSUANT TO NRS 78.403 and 82.371)

Office Use Only:
FILED # C18085-00

APR 1 7 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403 or 82.371)
(This form may also be used to accompany Restated Articles for Limited-Liability Companies and Certificates of Limited Partnership)
- Remit in Duplicate -

1. Name of **Nevada** entity as last recorded in this office:
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2. Indicate what changes have been made by checking the appropriate spaces.*

☑ The entity name has been amended.

☐ The resident agent has been changed.
(attach Certificate of Acceptance from new resident agent)

☑ The purpose of the entity has been amended.

☑ The authorized shares have been amended.

☑ The directors, managers or general partners have been amended.

☐ The duration of the entity has been amended.

☐ IRS tax language has been added.

☐ Articles have been added to the articles or certificate.

☐ Articles have been deleted from the articles or certificate.

☐ None of the above apply. The articles or certificate have been amended as follows:
(provide article numbers, if available)

Please see attached articles.

* This form is to accompany Restated Articles which contain **newly** altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering Articles of Incorporation, Articles of Organization or Certificates of Limited Partnership.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

04/14/2003 10:23A RRT335 FY03-000-74213

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Office Use Only:

FILED # C18085-00

APR 1 7 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: All Printer Supplies.com

2. The articles have been amended as follows (provide article numbers, if available):
Please See Attached Articles I through VI

3. The undersigned declare that they constitute at least two-thirds of the incorporators, (check) ☐ , or of the board of directors (check) ☑

4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5. Signatures:

Signature   Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Re-Stated & Amended ARTICLES OF INCORPORATION

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FILED # C18085-00

APR 1 7 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

TO BE

BV PHARMACEUTICAL, INC.

I CERTIFY THAT: the undersigned, Robert C. Harris, for the purpose of amending and restating the corporation articles under the laws of the State of Nevada, presently adopts the following Re-Stated & Amended Articles of Corporation; and so certifies that:

I

The articles are restated and amended as follows: the new name is: BV Pharmaceutical, Inc.

II

The designated Resident Agent for BV Pharmaceutical, Inc., is Robert C. Harris of Nevada's Best Incorporators, whose address is: 530 E. Patriot Blvd., Bldg. "T," STE 366, Reno, Nevada 89511. Robert C. Harris has the mailing address of PO 9793, Reno, NV 89507.

III

Authorized Capital Stock is 75,000 shares without any par value. Shares may be disbursed by the authority of the Board of Directors, anytime without motion by the shareholders. Each block of five hundred shares shall have ten (10) votes. All shares, once issued, must be properly funded. All issued shares shall be the personal property of the shareholder, and shares so disbursed shall be deemed as fully paid up; and the holder of any share or shares shall not be liable for any further payment thereof. Said shares shall not be subject to assessment for the debts of the corporation, nor will they

be assessable by BV Pharmaceutical, Inc.

IV

The initiating officers of BV Pharmaceutical, Inc., are to be known as the first board of directors. The quantity of directors may at anytime be enlarged or curtailed in such a way as stated in the bylaws of BV Pharmaceutical, Inc. However, the number of Directors shall not exceed four (4). and shall not be reduced in number to less than one (1).

V

The general purposes for which BV Pharmaceutical, Inc., is f[illegible] and organized are:

1.) To engage in the business of Pharmaceutical Entails.

2.) To engage in any other trade or business which can, in the opinion of the First Board of Directors of BV Pharmaceutical, Inc., be beneficial to the foregoing business.

3.) The business purpose of BV Pharmaceutical, Inc., including it goals and functions, advocated or conducted, condoned or comported, will all transact in a lawful manner in accordance with the laws of the State of Nevada.

4.) To do other things as are incidental or advisable to the foregoing, or essential in order to accomplish the foregoing.

5.) The identity and address of the First Board of Directors, which are two (2) in total, is as follows: (President, Secretary) Mr. Art Bandenieks, whose address is, 3100 Mill Street, Suite102, Reno, NV 89502; (Director) Mr. Lee Southern, whose address is, 3100 Mill Street, Suite102, Reno, NV 89502.

VI

The BV Pharmacuetical, Inc., is to have perpetual existence. Where all manner of business is actually conducted, and its offices, and where the corporate books are sustained, may be perpetuated in any part

of Nevada, or in any state, territory or providence of the United States of America, or the District of Columbia, or in any foreign county.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts herein above stated are true, and accordingly have hereunto set our hand this 4th day of April, 2003.

Robert C. Harris
2059 Meritage Dr.
Sparks, NV 89434

Robert C. Harris has the mailing address of:
PO 9793, Reno, NV 89507.